Exhibit 99.1

Contact: Keri Henke Sr. External Communications Manager khenke@remax.com | 303.796.3424

FOR IMMEDIATE RELEASE

REMAX Advances Global Growth Strategy with Promotion of Chris Lim to President, Welcomes Two New Strategic Sales Leaders

Newly elevated executive leadership and expanded global sales team signal the brand’s future-ready vision and continued momentum as an innovative, iconic global real estate brand

DENVER – REMAX®, the No. 1 name in real estate¹, today announced a major advancement in its global leadership structure with the promotion of Chris Lim to President of REMAX, adding to his existing role of Chief Growth Officer. Also joining the REMAX World Headquarters team are two key leaders in the franchise sales organization: Pierre Montagna as Vice President of Global Sales and Lisa Sennstrom as Director of Global Sales.

Together, these leadership moves reinforce the company’s commitment to accelerated global expansion, strong affiliate support and bold innovation.

Chris Lim Elevated to REMAX President and Chief Growth Officer

Lim, who joined REMAX as Chief Growth Officer in February 2025, now oversees all aspects of the REMAX global network – driving international growth, elevating services for Broker/Owners and agents, and shaping the long-term strategic vision of the brand. He will continue reporting directly to REMAX CEO Erik Carlson.

“Chris is a proven growth leader with a deep understanding of what drives success for agents, franchisees and brands,” said Carlson. “Since joining REMAX, he has brought clarity, energy and momentum to our growth strategy. Elevating Chris to President and Chief Growth Officer reflects both his contributions and our confidence in his vision for the future of REMAX.”

In his tenure with REMAX, Lim has helped drive historic achievements including:

•	Reaching an all-time high in global agent count
•	Introducing new economic model options for Broker/Owners
•	Supporting network expansion into six additional countries and welcoming standout conversions including REMAX Hawaii, and REMAX Your Community Realty and REMAX Connect Realty in Canada

“I’m excited to take on this role and continue building on the momentum we’ve created,” said Lim. “REMAX has an iconic brand, an unmatched global network and a tremendous opportunity to lead the industry forward. I’m honored to work alongside REMAX affiliates worldwide to drive growth, innovation and long-term value.”

Prior to joining REMAX, Lim served as President of Christie’s International Real Estate, President and Head of Growth for @properties, Brand President at Realogy Holdings, and Founder and CEO of Climb Real Estate, which was acquired by a Realogy subsidiary (later Anywhere) in 2016.

As a global real estate leader, REMAX has more than 145,000 agents in over 8,500 offices and a presence in more than 120 countries and territories. Lim’s promotion underscores the company’s commitment to investing in leadership that supports its affiliates worldwide, strengthens its competitive position and drives its long-term growth strategy.

Two Strategic Franchise Sales Leaders Add to Firepower

To support the acceleration of its franchise development plans, REMAX has also bolstered its Global Sales team with two leaders who bring complementary strengths – global brand scaling expertise and deep real estate experience.

Pierre Montagna joins REMAX as Vice President of Global Sales. With experience scaling brands across cultures, fluency in five languages, and personal roots in real estate – including family members who are longtime agents and his own early career experience in New York City real estate – Montagna adds a unique blend of franchise development and global capabilities to the Global Sales team.

“REMAX agents are known as some of the most trusted professionals in real estate, and the REMAX network is one of the strongest in the industry,” said Montagna, who as Tim Hortons’ Head of U.S. Development drove the brand’s fast expansion. “In franchise sales, everything comes down to trust and the power of the network, which is exactly why I joined REMAX. I’m excited to represent this global leader and help strengthen and grow its footprint around the world.”

Lisa Sennstrom, who joins REMAX as Director of Global Sales, brings 16 years of experience in real estate sales, leadership, operations and strategic consulting, including roles with Century 21, ERA Real Estate and, most recently, as VP of Operations at JPAR Real Estate. She has supported multi-state portfolios, driven successful franchise transactions, and delivered measurable improvements in profitability, operational efficiency and market share.

“Collaboration is everything in this business,” said Sennstrom. “Great brands are built on relationships rooted in trust and authenticity. REMAX has that foundation, and I’m excited to immerse myself in the culture and help grow the brand’s footprint and the strength of its community.”

The promotion of Lim, paired with the arrival of Montagna and Sennstrom, advances a wave of strategic talent expansions in the past year, including the hiring of Executive Vice President of Strategy Travis Saxton, President of REMAX Canada Don Kottick, Senior Vice President of Global Service Daniel Dennis, and Chief Digital Information Officer Tom Flanagan.  It all marks the next phase of a broader growth and modernization strategy across REMAX World Headquarters. Together, these leaders reinforce a smarter global expansion, a unified vision rooted in stronger network support, and greater alignment across every facet of the organization.

1 Source: MMR Strategy Group study of unaided awareness.

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About the REMAX Network

As one of the leading global real estate franchisors, RE/MAX, LLC is a subsidiary of RE/MAX Holdings (NYSE: RMAX) with more than 145,000 agents in over 8,500 offices and a presence in more than 120 countries and territories. Nobody in the world sells more real estate than REMAX, as measured by residential transaction sides. REMAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. REMAX agents have lived, worked and served in their local communities for decades, raising millions of dollars every year for Children’s Miracle Network Hospitals® and other charities. To learn more about REMAX, to search home listings or find an agent in your community, please visit www.remax.com. For the latest news about REMAX, please visit news.remax.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the performance of the REMAX brand, the newly named REMAX President and Chief Growth Officer and other new leaders, the strategic vision of REMAX, momentum, growth, innovation, long-term value, franchise sales, global expansion, stronger network support, and greater alignment. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, including enacted and proposed tariffs and other trade policies which could impact the global economy, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to recent changes in the Company’s leadership team, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.